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Exhibit 10.19

[LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD SUBLEASE
MULTI-TENANT

        1. Basic Provisions ("Basic Provisions").

        1.1 Parties: This Sublease ("Sublease"), dated for reference purposes only May 7, 2003, is made by and between Odetics, Inc, a Delaware corporation ("Sublessor") and FEI-Zyfer, Inc., a Delaware corporation ("Sublessee"), (collectively the "Parties", or individually a "Party").

        1.2(a) Premises: That certain portion of the Project (as defined below), known as 1515-1585 S. Manchester Ave., Anaheim, consisting of approximately 20,000 square feet, currently occupied by Zyfer, Inc. ("Premises"). The Premises are located at: 1585 S. Manchester Ave., in the City of Anaheim, County of Orange, State of California, with zip code 92802. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project."

        1.2(b) Parking: 50 unreserved and 0 reserved vehicle parking spaces.

        1.3 Term: two years and zero months commencing see Addendum 22 ("Commencement Date") and ending see Addedum 23 ("Expiration Date").

        1.4 Early Possession: n/a ("Early Possession Date").

        1.5 Base Rent: $20,400.00 per month ("Base Rent)", payable on the                          day of each month commencing                         .

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

        1.6 Lessee's Share of Operating Expenses: 0 percent (0%) ("Lessee's Share").

        1.7 Base Rent and Other Monies Paid Upon Execution:

  (a)
  Base Rent: $20,400.00 for the period                         .
  (b)
  Security Deposit: $20,400.00 ("Security Deposit").
  (c)
  Other: $0.00 for n/a.
  (d)
  Total Due Upon Execution of this Lease: $40,800.00.

        1.8 Agreed Use: The design, manufacture, testing and assembly of electrical components and related legal uses.

        1.9 Real Estate Brokers:

        1.10 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by Frequency Electronics, Inc. ("Guarantor").

        1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☒ an Addendum consisting of Paragraphs 14 through 23;

☐ a plot plan depicting the Premises and/or Project;

☐ a current set of the Rules and Regulations;

☐ a Work Letter;

☒ a copy of the Master Lease;

☐ other (specify):

2.
Premises.

        2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

        2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), and any items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date. If a noncompliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: Coterminus with the term of this Sublease.

        2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, rectify the same.

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        2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (b) Except as specified herein, Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

        2.5 Americans with Disabilities Act. In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at:

☒ Sublessor's expense    ☐ Sublessee's expense.

        2.6 Vehicle Parking. Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than fullsize passenger automobiles or pickup trucks, herein called "Permitted Size Vehicles." Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.

          (a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.

          (b) Sublessee shall not service or store any vehicles in the Common Areas.

          (c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

        2.7 Common Areas—Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

        2.8 Common Areas—Sublessee's Rights. Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

        2.9 Common Areas—Rules and Regulations. Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable and non-discriminatory rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

        2.10 Common Areas—Changes. Sublessor shall have the right, in Sublessor's sole discretion, from time to time:

          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways which does not impar in any material manner Sublessee's prior use;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (c) To add additional buildings and improvements to the Common Areas;

          (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

          (e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.

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3.
Possession.

        3.1 Early Possession. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

        3.2 Delay in Commencement. Sublessor shall deliver possession of the Premises by the Commencement Date.

        3.4 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4.
Rent and Other Charges.

        4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

        4.3 Utilities. Sublessor Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services excluding janitorial services supplied to the Premises, together with any taxes thereon.

5.
Security Deposit.     The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease). As if that language had not been stricken, as modified by Addendum 17.

6.
Agreed Use. The Premises shall be used and occupied only for the design, manufacture, testing and assembly of electrical components and related legal uses and for no other purpose.

7.
Master Lease. See Addendum 18.

        7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", wherein 1515 S. Manchester, LLC is the lessor, hereinafter the "Master Lessor".

        7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

        7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

        7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease, with respect to the Premises hereunder only, except for the following paragraphs which are excluded therefrom: 1.2, 1.3, 1.5, 1.6, 3.1, 4.3, 6.2(e), 6.2(f), 7.1(b), 7.2, 7.4(b), the parenthetical clause in 7.4 (c), 8.1, 8.2, 8.3, 10, 11, 13.1(c)(ii), 20, 22, 25, 30, 42, 51, 52(C), 52(E), 52(F) 52(G).

        7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

        7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

        7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

        7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8.
Assignment of Sublease and Default.

        8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

        8.2 Master Lessor, by executing this document, agrees that until a Default (as defined in the Master Lease) shall occur under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if a Default (as defined in the Master Lease) shall occur in the Master Lease then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

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        8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

        8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.
Consent of Master Lessor.

        9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

        9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

        9.3 In the event that Master Lessor does give such consent then:

          (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

          (b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

          (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

          (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

          (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

          (f) In the event of a Default (as defined in the Master Lease) under the Master Lease, then Master Lessor may exercise any or all of its rights and remedies under the Master Lease without regard to the existence of this Sublease or, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor on the terms and conditions of this Sublease in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease. See Addendum 19.

        9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

        9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

        9.6 Such consent, and this Sublease, shall not be construed to modify, waive or affect any of the terms or provisions of the Master Lease, regardless of any inconsistency between this Sublease and the Master Lease. Without limiting the foregoing, this Sublease and Master Lessor's consent to it do not create any obligations of Master Lessor to Sublessee or any rights of Sublessee enforceable against Master Lessor.

        11. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

        12. Attorney's fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

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        13. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

        14. Janitorial services (including supplies) shall be provided by Sublessor to Sublessee for a cost of $2000.00 per month, payable monthly.

        15. Sublessee and Sublessor acknowledge that Sublessee may be required to move to operating space within 1515 S. Manchester during the term of the 2 year agreement contemplated by the Sublease. Sublessor and Sublessee agree to cooperate with such move to achieve minimal business disruption to FEI-Zyfer and Odetics, Inc. As of the date of this Sublease, Sublessor and Sublessee have separately agreed on the floor plan of the suitable space for the move to 1515 S. Manchester, should one occur. Sublessor agrees to provide FEI-Zyfer with the space as specified, and to provide tenant improvement, at Sublessor's expense, for adequate power, HVAC, communication, paint and floor coverings to meet normal commerically acceptable standards for the operation of FEI-Zyfer (including executive offices and engineering, manufacturing, administrative and lobby facilities comparable to that existing in the prior premises) in the 1515 S. Manchester facilities should the move be required. Furthermore, Sublessor agrees that any move will not occur prior to four months subsequent to the date the Sublease is entered into by the parties.

        16. Sublessee shall be granted access to the gymnasium and cafeteria located in 1515 S. Manchester Ave., Anaheim.

        17. Security Deposit: Sublessor shall return 1/2 of the Security Deposit to Sublessee upon payment of the 12th monthly rental payments due under this Sublease, provided that Sublessee is not in default under any economic obligations under this Sublease beyond any grace or cure period and Sublessor shall return the balance of this Security Deposit to the Sublessee upon receipt of the 24th monthly payment of this Sublease, provided that Sublessee is not in default under any economic obligations under this Sublease beyond any grace or cure period.

        18. Since the Master Lease is a net lease of an entire building, the insurance requirements applicable to the tenant are inappropriate as applied to the Sublessee when these provisions are incorporated into the Sublease. Accordingly, Sublessee shall be obligated to insure the contents of it's space (i.e., it's trade fixtures, furniture, and equipment), and that the Sublessor shall be required to maintain the insurance it currently maintains. Sublessee agrees to maintain reasonable liability coverage for occurance in it's premises, and to name Master Lessor as an additional insured.

        19. If Sublessee relocates to 1515 S. Manchester, then prior to such move Sublessor and Sublessee shall enter into a new Sublease with respect to such space and shall submit the Sublease to Master Lessor for its consent, which consent Master Lessor agrees to provide, so long as the new Sublease is substantially similar to this Sublease and there is no Default under the Master Lease. Should Sublessee enter into a new Sublease on 1515 S. Manchester, and if Master Lessor does not require Sublessee to attorn and such Sublease terminates, provided Sublessee is not in Default of such Sublease beyond any grace or cure period, then Sublessee shall be given ninety (90) days from the date of such termination to vacate the Premises, (but Master Lessor shall not assume Sublessor's obligations during said Sublease during said period). During the period that Sublessee occupies the premises of 1585 S. Manchester, and if Master Lessor does not require Sublessee to attorn and such Sublease terminates, provided Sublessee is not in Default of such Sublease beyond any grace or cure period, then Sublessee shall be given sixty (60) days from the date of such termination to vacate the Premises, consistant with the terms provided in the underlying Master Lease (but Master Lessor shall not assume Sublessor's obligations during said Sublease during said period).

        20. The following Addendum modifies Paragraph 7.4 of this Sublease. Except that with respect to Paragraphs 30 and 42 of the Master Lease the obligations of Sublessor to the Master Lessor shall also be obligations of Sublessee to the Master Lessor.

        21. Sublessee may sublet the premises with the prior consent of Sublessor and Master Lessor, which consent shall not be unreasonably withheld.

        22. In the event that all or a portion of 1585 S. Manchester Ave. Building not covered by this Sublease is occupied by someone other than Sublessee the Sublessor agrees at it's expense to modify the facility to provide adequate separation and security for the Sublessee, and the Sublessee shall be granted access to lobby, break-room, and other common areas of that building.

        23. If Sublessee has not relocated to 1515 S. Manchester prior to the termination of the Master Lease on 1585 S. Manchester, then this Sublease shall expire concurrent with the expiration of the Master Lease on 1585 S. Manchester in November 2004.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.
SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2.
RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND

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THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at:	Executed at:
on:	on:
By SUBLESSOR:	By SUBLESSEE:
Odetics, Inc., a Delaware corporation	FEI-Zyfer, Inc., a Delaware Corporation
By:	By:
Name Printed: Gregory Miner	Name Printed:
Title: Chief Executive Officer	Title:
By:	By:
Name Printed:	Name Printed:
Title:	Title:
Address: 1515 S. Manchester Ave.	Address: 1585 S. Manchester Ave.
Anaheim, CA 92802	Anaheim, CA 92802
Telephone/Facsimile:	Telephone/Facsimile:
Federal ID No.	Federal ID No.
Consent to the above Sublease is hereby given.
Executed at:	Executed At:
on:	on:
By MASTER LESSOR:	By GUARANTOR(S): Frequency Electronics, Inc., a Delaware Corporation
1515 S. Manchester, LLC
By:
Name Printed:
By:	Address:
Name Printed: William McFarland
Title:
By:
By:	Name Printed:
Name Printed:	Address:
Title:
Address: 18800 Von Karman Ave., Ste. 100 Irvine, CA 92612
Telephone/Facsimile:
Federal ID No.

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

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